CUSIP No. 803054204

EXHIBIT 99.2

Limited Power of Attorney (incorporated here by reference to Exhibit 99.2 to Schedule 13G with respect to ordinary shares of SAP SE, on behalf of Dietmar Hopp Stiftung GmbH and others, dated February 13, 2019 (file number 005-54237)